SCHEDULE 14A INFORMATION

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(Amendment No.   )

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MakeMusic, Inc.
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MAKEMUSIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of MakeMusic, Inc. will be held on Wednesday, August 24, 2011, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, United States, for the following purposes:

1.	To elect directors to serve until the next Annual Meeting of Shareholders.

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on June 27, 2011 are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on August 24, 2011: The proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    Robert B. Morrison

Robert B. Morrison

Chairman of the Board

Minneapolis, Minnesota

July 18, 2011

MAKEMUSIC, INC.

Annual Meeting of Shareholders

August 24, 2011

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors of MakeMusic, Inc. (“MakeMusic,” “we,” or “us”) for use at the Annual Meeting of Shareholders to be held on August 24, 2011 (the “Annual Meeting”), at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares by telephone, Internet, or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.

Under applicable Minnesota law, the voting requirement for each proposal included in this proxy statement is as follows: (1) The election of the nominees to the Board of Directors requires the affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter; and (2) The ratification of our independent registered public accounting firm, and approval of any other business matters that could be properly brought before the Annual Meeting, requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of our outstanding shares.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of MakeMusic. Proxies not revoked will be voted in accordance with the choices specified by shareholders on their proxy cards. Proxies that are signed but lack any such specification will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein and in favor of the ratification of our independent registered public accounting firm. If other business is properly raised at the Annual Meeting, the proxy card authorizes the people named as proxies to vote as they think best.

If a shareholder submits a proxy card but formally abstains from voting or withholds authority as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal.

Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as ratification of our independent registered public accounting firm, in accordance with the Board’s recommendation. Therefore, if a broker does not receive voting instructions from the beneficial owner on the ratification of our independent registered public accounting firm, the broker will be permitted to vote the shares in favor of such proposal. To vote on “non-routine” matters, such as the election of directors, the stock broker must obtain shareholder direction. When the stock broker does not receive direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.” If your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “entitled to vote,” and, since directors are elected by a plurality of the votes present and entitled to vote, will have no effect on the election. For any other non-routine business matters that could be properly brought before the Annual Meeting, broker non-votes will not be counted in determining the number of shares entitled to vote, and, therefore, will have no effect on the outcome of such matters at the Annual Meeting. Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. You may contact our offices at 952-937-9611 if you need directions or for any other inquiries regarding the Annual Meeting. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about July 18, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on August 24, 2011: The notice, proxy statement, form of proxy, and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.

OUTSTANDING SHARES AND VOTING RIGHTS

Our Board of Directors has fixed June 27, 2011 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on June 27, 2011, 4,861,644 shares of MakeMusic common stock were issued and outstanding. Common stock is our only outstanding class of capital stock entitled to vote at the meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of common stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding common stock as of June 27, 2011. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
LaunchEquity Acquisition Partners, LLC 14850 N. Scottsdale Rd., Suite 385 Scottsdale, AZ 85254	1,362,829	(1)	28.03%

(1)

Represents shares held by LaunchEquity Acquisition Partners, LLC — Designated Series Education Partners, a designated series of a Delaware series limited liability company (“LEAP”), as set forth in the most recent Schedule 13D/A filed by LaunchEquity Partners, LLC with the Securities and Exchange Commission on March 5, 2010. The Schedule 13D/A indicates that LEAP is solely managed by LaunchEquity Partners, LLC, an Arizona limited liability company, the managing members of which are Andrew C. Stephens and Jane Kim. LaunchEquity Partners, LLC and its managing members, have voting and dispositive power over all the shares held by LEAP. LaunchEquity Partners, LLC and LEAP are collectively referred to in this proxy statement as “LaunchEquity.”

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of common stock beneficially owned as of June 27, 2011, by each executive officer of MakeMusic named in the Summary Compensation Table on page 16 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned		Percent of Class(1)
Robert B. Morrison	21,611	(2)	*
Karen T. van Lith	55,208	(3)	1.1%
Trevor D’Souza	7,833	(4)	*
Keith A. Fenhaus	18,833	(5)	*
Jeffrey A. Koch	115,870	(6)	2.4%
Graham Richmond	21,500	(5)	*
Michael Skinner	19,500	(7)	*
Karen L. VanDerBosch	102,014	(8)	2.1%

All current executive officers and directors as a group (8 persons)	362,369	(9)	7.1%

*	Less than 1%
(1)

Based on 4,861,644 shares of common stock issued and outstanding as of June 27, 2011. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of June 27, 2011, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 4,111 shares which are owned outright and 17,500 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(3)	Includes 50,000 shares which are owned outright and 5,208 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(4)	Includes 1,000 shares which are owned outright and 6,833 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(5)	Represents shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(6)

Includes 64,919 shares held by The Koch Family Trust (the “Trust”), 951 shares owned outright, and 50,000 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date. Mr. Koch is trustee of the Trust and thus has voting and dispositive power over all the shares held by the Trust. Mr. Koch disclaims beneficial ownership of the shares in the Trust except to the extent of his pecuniary interest therein.

(7)	Includes 2,000 shares which are owned outright and 17,500 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(8)	Includes 24,780 shares which are owned outright and 77,234 shares that may be purchased upon exercise of options that are exercisable as of June 27, 2011 or within 60 days of such date.
(9)	Includes 214,608 shares that may be purchased by all officers and directors as a group.

ELECTION OF DIRECTORS

(Proposal #1)

General Information

Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors determined that the number of directors be set at seven and that seven directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. Under applicable Minnesota law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unwilling or unable to serve as a director after the meeting by reason of resignation, death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will withdraw or be unable to serve.

The names and ages of all of our director nominees and the positions held by each with MakeMusic are as follows:

Name	Age	Position
Robert B. Morrison	49	Chairman of the Board
Karen T. van Lith	51	Chief Executive Officer, Director
Trevor D’Souza	46	Director
Keith A. Fenhaus(1)	54	Director
Jeffrey A. Koch	47	Director
Graham Richmond	38	Director
Michael Skinner	60	Director

(1)	The Board of Directors has determined that Keith A. Fenhaus qualifies as an “audit committee financial expert” under the applicable federal securities laws.

Current committee membership is as follows:

Audit Committee	Compensation Committee	Governance Committee
Keith A. Fenhaus, Chair	Michael Skinner, Chair	Graham Richmond, Chair
Trevor D’Souza	Keith A. Fenhaus	Robert B. Morrison
Graham Richmond	Robert B. Morrison	Trevor D’Souza

Robert B. Morrison was appointed to the Board of Directors on July 9, 2007 and became Chairman of the Board on November 10, 2010. Mr. Morrison serves on the Compensation Committee and Governance Committee. Mr. Morrison is co-founder of Quadrant Arts Education Research, one of the nation’s leading research and market intelligence organizations focusing on music and arts education. Quadrant serves both the commercial and governmental sectors and has pioneered ground breaking research on the status and condition of arts education in the United States. Prior to founding Quadrant, Mr. Morrison was the founder and chairman emeritus of Music for All (MFA), a not-for-profit educational organization whose mission is expand access to music and arts education. Mr. Morrison also served as the Chief Executive Officer of the VH1 Save the Music Foundation, the national non-profit organization committed to restoring music education in America’s public schools. Mr. Morrison has also served as director of market development for NAMM, the international music products association, was an executive director of the American Music Conference (AMC), where he directed AMC’s media efforts, and was a senior executive with the Pearl Corporation. Mr. Morrison has received an honorary doctorate degree from the State University of New York, the Mr. Holland’s Opus Award from the National Academy of Recording Arts and Science and the Life Achievement Award from the Music Distributors Association. Mr. Morrison has earned both an Emmy and Peabody Award for his work on behalf of music education. Mr. Morrison served as a member of the board of trustees for the Berklee College of Music in Boston and currently serves on several national music and arts education policy boards. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Morrison to serve as a director of MakeMusic because his industry experience allows him to understand MakeMusic’s challenges, strategies and potential opportunities. He shares MakeMusic’s commitment to music education, and his extensive connections in the education market segments and music products industry all contribute to Mr. Morrison’s ability to help challenge and guide MakeMusic’s long-term strategies.

Karen T. van Lith was appointed as Chief Executive Officer and a director on June 13, 2011. Ms. van Lith has 20 years of leadership experience. For the three years preceding her appointment, Ms. van Lith served as principal of MKB CEO, LLC, providing interim CEO leadership to companies in start-up, high growth and crisis phases, and ran an internet-marketing services company through Beckwith Crowe, LLC. From 2000 through 2007, she held the role of CEO & president of Gelco Information Network, a SaaS company serving multi-national companies around the world. Prior to that she was president of Ceridian Canada and SVP business development at Ceridian Corporation, where she led the company’s M&A efforts. Ms. Van Lith currently serves as a corporate director of Associated Banc-Corp, a publicly-held regional bank holding company headquartered in Green Bay, Wisconsin, and of Xata Corp., a publicly-held SaaS company serving the trucking industry headquartered in Eden Prairie, Minnesota. She also served on the board of CNS, a publicly-held consumer goods company headquartered in Eden Prairie, Minnesota until its sale to GlaxoSmithKline in December 2006. Additionally, Ms. van Lith serves on the board of Food for Hungry Minds, a non-profit organization that develops and runs schools and provides a path out of poverty for the poorest children in the Philippines and Honduras. Ms. Van Lith has a Master’s of Business Administration from the University of Minnesota’s Carlson School of Management in Minneapolis, Minnesota and a Bachelor’s degree in accounting from St. Cloud University, St. Cloud, Minnesota. The Board has determined that, among other attributes, skills, experiences and qualifications, Ms. Van Lith’s extensive experience in leading the growth of technology-driven companies makes her uniquely qualified to serve on the Board. In addition, the Board believes that having the Chief Executive Officer serve as member of the Board promotes strategy development and implementation and facilitates the flow of information between the Board and management. Further, the Board believes that Ms. van Lith’s role on the Board will add value in light of her experience as a director on other public company boards.

Trevor D’Souza joined the Board March 2, 2010, in connection with an agreement dated March 2, 2010 between MakeMusic and LaunchEquity, relating to MakeMusic’s Board composition and certain other matters (the “LaunchEquity Agreement”). Mr. D’Souza serves as a member of the Audit

Committee and Governance Committee. Mr. D’Souza is a managing director of Great Lakes Ventures, LLC. In addition, since 2000, Mr. D’Souza has served as Managing Director of Mason Wells, where he is responsible for managing the venture investment activities of the firm. Through his role with Mason Wells, Mr. D’Souza has served as a director of a number of companies, including: Teramedica, Inc. (chairman, 2001-present), Zystor Therapeutics, Inc. (2004-2010), Deltanoid Pharmaceuticals, Inc. (2001-present), OpGen, Inc. (2002-2009), NameProtect, Inc. (chairman, 2001-2007), Mezzia, Inc. (2001-2006), and Dedicated Computing (2007-2009). Prior to joining Mason Wells, Mr. D’Souza served as the President and CEO of Pharmasoft North America, Inc. from 1997 to 1999, and as a Program Manager for Booz-Allen & Hamilton from 1994 to 1997. Mr. D’Souza earned a Masters Degree in Business Administration from George Washington University, and a Bachelor of Science in Engineering from the Catholic University of America. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. D’Souza to serve as a director of MakeMusic because he has significant board experience, particularly with respect to companies that are similar in size to MakeMusic, as well as valuable business and management expertise. The Board believes these experiences will allow Mr. D’Souza to understand issues that face MakeMusic, and to contribute to oversight of compliance with SEC and accounting rules.

Keith A. Fenhaus was elected as a director on March 15, 2007. Mr. Fenhaus has served as the Audit Committee Chairman since the date of his appointment and has served as a member of the Compensation Committee since November 2010. In 2010, Mr. Fenhaus was promoted to President of Hallmark Business Connections which includes all the business-to-business entities of Hallmark Cards, Inc. Prior to 2010, Mr. Fenhaus was President of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the Chief Financial Officer of Sheffert & Wein. His previous positions included Senior Vice President, Finance, Community Financial Services at First Bank (now US Bank), and Vice President and Controller at Norwest Mortgage (now Wells Fargo Home Mortgage). Mr. Fenhaus has a bachelor of business administration degree from the University of Wisconsin. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Fenhaus to serve as a director of MakeMusic because his business leadership experience allows him to understand the challenges and requirements applicable to a public company, particularly companies that are to MakeMusic in size and structure, and his education and financial industry experience give him an ability to understand generally accepted accounting principles and internal control procedures and analyze and evaluate financial statements.

Jeffrey A. Koch joined MakeMusic as a director on July 20, 2006 and, during the 2010 director term, was a representative of LaunchEquity pursuant to the LaunchEquity Agreement. Mr. Koch served as the Chairman of the Board from October 19, 2006 until November 9, 2010, and as interim Chief Executive Officer from November 10, 2010 until June 13, 2011. Mr. Koch was employed as a corporate bond trader with Agency Trading Group, Inc. from August 2009 to November 2010. From 2005 to 2009, Mr. Koch was the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Prior to founding LaunchEquity Partners, Mr. Koch was the co-head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Koch’s education and experience give him insight into investment industry trends and practices and an ability to understand generally accepted accounting principles, internal control procedures and analyze and evaluate financial statements, all of which allow him to make a valuable contribution as a MakeMusic director.

Graham Richmond was elected to the Board of Directors on July 25, 2006. Mr. Richmond is Chairman of the Governance Committee and is currently a member of the Audit Committee. Mr. Richmond is the Chief Executive Officer and co-founder of Clear Admit, LLC, an educational counseling company focused on management education. Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an admissions counselor and technology consultant for the Wharton School at the University of Pennsylvania. Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with software applications in the 1990s. Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist and is a member of the board of the Association of International Graduate Admissions Consultants, a not-for-profit association that assists in setting industry standards for graduate admissions consultants. He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Richmond to serve as a director of MakeMusic because his business leadership experience and education allow him to understand MakeMusic’s challenges and strategies, and his knowledge of e-commerce marketing strategies complement MakeMusic’s strategy and products.

Michael Skinner was appointed to the Board of Directors on November 20, 2006, and is Chairman of the Compensation Committee. Mr. Skinner is a summa cum laude graduate of Berklee College of Music with a bachelor’s degree in music education. He received his master’s degree in music composition from the University of Miami. Mr. Skinner has worked as a composer, arranger, clinician, and performer, as well as a music educator, having taught elementary through high school music. In 1986, Mr. Skinner became the national clinician for Vandoren and a Yamaha performing artist. He later became marketing manager for J. D’Addario & Co., marketing Vandoren products as well as J. D’Addario education products. From 1991-2001, Mr. Skinner served as the marketing manager for education products for the Band & Orchestral Division, Yamaha Corporation of America. During his tenure at Yamaha Mr. Skinner managed the technology driven education system called Music In Education ™, a software and hardware based keyboard system integrating curriculum and assessment into a keyboard lab. In July of 2001, he returned to J. D’Addario & Co. as Director of Marketing for Band & Orchestra products. In July 2004, Mr. Skinner formed DANSR and became the sole U.S. importer of Vandoren Products. Today, he remains the President of DANSR. In January 2011, Mr. Skinner was appointed to the board of NAMM, a trade association for the global music products industry, for a term ending in 2014. Among other attributes, skills, experiences and qualifications, the Board believes that it is beneficial for Mr. Skinner to serve as a director of MakeMusic because his extensive experience in marketing to music educators and music product retailers allow him to understand MakeMusic’s opportunities and challenges and make strategic contributions.

Corporate Governance

Independence

The Board has determined that a majority of its members are currently, and were at all times during the year ended December 31, 2010, “independent” as defined by the Nasdaq Listing Rules. The Board considers in its evaluation of independence any related-party transactions that currently exist or have occurred during the timeframes specified by Nasdaq Listing Rule 5605(a)(2), and the Board’s determination is based on its belief that none of the independent directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Robert B. Morrison, Trevor D’Souza, Keith A. Fenhaus, Jeffrey A. Koch, Graham Richmond and Michael Skinner. Ms. van Lith is precluded from being considered independent because she currently serves as an executive officer of MakeMusic. When determining the independence of Mr. Koch, the Board considered Mr. Koch’s service as MakeMusic’s interim Chief Executive Officer from November 10, 2010 to June 13, 2011, the severance to which he is entitled pursuant to the interim Chief Executive Officer employment agreement, and the paid services that he provided to MakeMusic through April 2009. In determining the independence of Mr. Morrison, the board considered the paid consulting services that he may provide from time to time. In determining the independence of Mr. D’Souza and Mr. Koch, the Board considered that, during the 2010 director term, the directors served on the Board pursuant to the LaunchEquity Agreement, and that LaunchEquity collectively controls approximately 28% of MakeMusic’s outstanding shares of common stock. The LaunchEquity Agreement expires immediately prior to the 2011 Annual Meeting.

The Board’s Role in Risk Oversight

It is management’s duty to manage risk and bring to the Board’s attention the most material risks MakeMusic faces. The Board of Directors is responsible for assessing major risks that face MakeMusic and reviewing options to mitigate such risks. The Board also develops and monitors processes that are in place to maintain the integrity of MakeMusic, including those established to report and monitor systems for material risks applicable to MakeMusic.

The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to MakeMusic’s ability to maintain appropriate levels of credit and insurance coverage, and legal, financial and accounting, and compliance risks, including internal controls over financial reporting.

The Compensation Committee oversees MakeMusic’s philosophy of compensation, considering the relationship between MakeMusic’s strategic and operating plans and its compensation plans, and setting performance objectives for executives. In doing so, the Compensation Committee considers risks relating to the design and implementation of compensation programs and arrangements, such as whether incentive compensation encourages excessive risk-taking by executives or employees and whether compensation programs are adequate to attract and retain employees responsible for MakeMusic’s success. The Compensation Committee believes that MakeMusic’s compensation program, including but not limited to incentive compensation plans for executives, do not encourage excessive risk-taking and are designed with the appropriate balance of risk and reward. In addition, executive compensation includes an equity component to incentivize long-term success.

The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to each committee’s area of responsibility for risk oversight.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Board, under the direction of the Chairman, is responsible for setting the strategic direction for MakeMusic. The Chairman of the Board sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the independent directors. The Chief Executive Officer executes the Board’s direction, which may require guidance from the Chairman, and is responsible for the day to day leadership and performance of MakeMusic.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors, and officers, including our principal executive officer, principal financial officer, and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is available on our website at www.makemusic.com/investor_relations.aspx. MakeMusic intends to include on its website, within the time period required by form 8-K, any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Communications with the Board of Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.

Director Attendance at Annual Meeting

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic. Directors are encouraged to attend each annual meeting of shareholders. Four of our directors attended the 2010 annual meeting of shareholders.

Committee and Board Meetings

In accordance with Item 407 of Regulation S-K and Nasdaq Listing Rule 5605, our Board of Directors has standing Audit, Governance and Compensation Committees. Pursuant to the respective committee charters, the Governance and Compensation Committees consist of at least two independent directors, as defined under Nasdaq Listing Rule 5605(a)(2). The Audit Committee consists of at least three independent directors, as defined under Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2), and Rule 10A-3(b)(i) of the Securities Exchange Act of 1934.

The directors and committee members meet formally and informally throughout the year to discuss the affairs of MakeMusic. When appropriate, the Board or the applicable committee may take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2010, the Board of Directors held five formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he or she served.

Executive Sessions

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.

Audit Committee

The Audit Committee consists of independent directors Keith A. Fenhaus (Chair), Graham Richmond, and Trevor D’Souza. Mr. Fenhaus joined the Audit Committee and was appointed chairman when he was elected as a director in March 2007. Mr. Richmond joined the Audit Committee in November 2010. Mr. D’Souza joined the Audit Committee when he was elected to the Board in March 2010. The Audit Committee is responsible for reviewing our internal control procedures, reviewing with management and MakeMusic’s independent registered public accounting firm the quarterly and annual financial statements of MakeMusic, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met five times during fiscal 2010 and our independent registered public accounting firm participated in all of these meetings. A current copy of the Audit Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.

The Board has determined that Keith A. Fenhaus is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Fenhaus as the audit committee financial expert does not impose on Mr. Fenhaus any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Fenhaus as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

The Compensation Committee consists of independent directors Michael Skinner (Chair), who was appointed to the committee in July 2007, and Keith Fenhaus and Robert Morrison, who joined the committee in November 2010. The Compensation Committee met five times and took written action in lieu of a meeting one time during fiscal 2010. A current copy of the Compensation Committee charter is available on our website at www.makemusic.com/investor_relations.aspx .

The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program. The Compensation Committee’s responsibilities include developing and periodically reviewing with management our philosophy of compensation; annually considering the relationship between MakeMusic’s strategic operating plans and compensation plans; periodically reviewing and advising the Board with respect to employee compensation levels, deferred compensation and benefit plans; and developing, recommending, reviewing and administering compensation plans for members of the Board of Directors. The Compensation Committee also has the authority to establish the salaries and incentive compensation to be paid to our executive officers and administers our 2003 Equity Incentive Plan. Our Chief Executive Officer and Chief Financial Officer discuss compensation proposals and make recommendations to the Compensation Committee. The Compensation Committee also has the authority to engage a compensation consultant; however, neither management nor the Compensation Committee did so in 2010. The Compensation Committee may delegate its responsibilities to subcommittees, as appropriate.

Governance Committee

The Governance Committee consists of independent directors Graham Richmond (Chair), who joined the committee when he was elected as director in July 2006, Robert B. Morrison, who was appointed to the committee when he joined the board in July 2007, and Trevor D’Souza, who joined the committee when he was elected to the board in March 2010. The Governance Committee met three times during fiscal 2010. A current copy of the Governance Committee charter is available on our website at www.makemusic.com/investor_relations.aspx .

The Governance Committee recommends to our Board of Directors director candidates who will carry out policies and processes designed to provide for the effective and efficient governance of MakeMusic. Pursuant to our Governance Committee’s Policies for Director Nominations and Shareholder Proposals (the “Policies”), the Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:

•	the appropriate size and the diversity of our Board of Directors;
•	the needs of the Board with respect to the particular talents and experience of its directors;
•

the knowledge, skills and experience of nominees, including experience in the industry in which MakeMusic operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;
•	legal and regulatory requirements;
•	experience with accounting rules and practices;
•	the independence standards established by the Board and the presence of any material interests that could cause a conflict between MakeMusic’s interests and the interests of the nominee;
•	the nominee’s willingness to adhere to MakeMusic’s Code of Ethics and Business Conduct;
•	the nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;
•	the nominee’s ability to devote substantial time to the business of the Board and at least one standing committee;
•	appreciation of the relationship of MakeMusic’s business to the changing needs of society; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In addition, the Governance Committee believes that nominees should be able to read and understand basic financial statements, have familiarity with MakeMusic’s business and industry, have high moral character and mature judgment and be able to work collegially with others.

The Policies include the diversity of the Board as a consideration for selecting nominees. The Policies do not restrict the criteria that the Board of Directors can consider when evaluating diversity. The Governance Committee typically considers diversity of experience, skill, geographic representation and background as factors in the selection of new director nominees, with the goal of assembling a board of directors with complementary skill sets and viewpoints. The Board has not adopted a standalone diversity policy. Potential nominees are not discriminated against on the basis of race, sex, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to MakeMusic at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and board memberships, if any. The shareholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board membership, and, if desired, an explanation of why the shareholder believes that the nominee would make a meaningful contribution to the Board. The Governance Committee will consider the attributes of the candidates and the needs of our Board, and will review all candidates in the same manner, regardless of who referred the candidate to the committee.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. MakeMusic may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

MakeMusic, Inc.

Attn: Investor Relations

7615 Golden Triangle Drive, Suite M

Eden Prairie, MN 55344-3848

Director Compensation

In 2010, each director was compensated in accordance with the MakeMusic, Inc. Board Compensation Plan adopted on February 15, 2007, amended on each of January 31, 2008 and January 28, 2009 (the “2009 Board Compensation Plan”). Each non-employee director who was serving at the beginning of fiscal 2010 received $5,000 per calendar quarter for Board membership and $2,500 per calendar quarter for serving as the board or committee chairperson. Each eligible director also received an annual non-qualified stock option grant to purchase 4,000 shares of MakeMusic common stock, which vested in monthly increments over the course of one year. Pursuant to the 2009 Board Compensation Plan, an eligible director is defined as a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic or (ii) a representative of a shareholder who beneficially owns 5% or more of our common stock.

Effective January 1, 2011, the Board amended the Board Compensation Plan (the “2011 Board Compensation Plan”) to provide for cash retainers of $10,000 per quarter for all eligible directors and $2,500 per quarter for the chairs of the Board and each of the committees. Each eligible director is also entitled to an annual non-qualified stock option grant to purchase 6,000 shares of MakeMusic common stock, which vests in monthly increments over the course of one year. Under the 2011 Board Compensation Plan, non-employee directors who are not otherwise being compensated by MakeMusic are eligible for compensation for their Board service, regardless of whether they are serving as shareholder representatives. Each of Robert B. Morrison, Trevor D’Souza, Keith A. Fenhaus, Graham Richmond, and Michael Skinner received a stock option grant on January 4, 2011 pursuant to the 2011 Board Compensation Plan. Jeffrey A. Koch received a pro-rated grant of non-qualified options to purchase 3,000 shares of MakeMusic common stock on July 6, 2011, following his separation from service as interim Chief Executive Officer.

When Trevor D’Souza joined the Board in March 2010, he was not eligible to receive a stock option grant under the 2009 Board Compensation Plan due to his status as a representative of LaunchEquity. On January 11, 2011, following the adoption of the 2011 Board Compensation Plan, the Board awarded Mr. D’Souza an option to Purchase 3,333 shares of MakeMusic common stock in recognition of his service during the fiscal year ended December 31, 2010.

2010 Director Compensation Table

The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on MakeMusic’s Board of Directors during the 2010 fiscal year.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Cahr(3)	$17,250	—	$8,534	—	—	—	$25,344
Trevor D’Souza(4)	$16,667	—	$0	—	—	—	$16,667
Keith A. Fenhaus	$30,000	—	$8,534	—	—	—	$38,534
Robert B. Morrison	$30,000	—	$8,534	—	—	—	$38,534
Graham Richmond	$30,000	—	$8,534	—	—	—	$38,534
Michael Skinner	$30,000	—	$8,534	—	—	—	$38,534
Andrew C. Stephens(5)	$13,917	—	$0	—	—	—	$13,917

(1)

All directors received the amount of cash compensation to which they were entitled under the 2009 Board Compensation Plan, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Director Compensation.”

(2)

Represents the grant date fair value of options awarded during the fiscal year ended December 31, 2010, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The assumptions used to determine the valuation of the awards are discussed in Note 5 to our consolidated financial statements, contained in Part II, Item 8 of our Annual Report on Form 10-K. At fiscal year end the aggregate number of option awards outstanding for each non-employee director named in the table above was as follows: Michael Cahr, 6,999; Trevor D’Souza, 0; Keith Fenhaus, 15,333; Robert Morrison, 14,000; Graham Richmond, 18,000; Michael Skinner, 16,000; and Andrew Stephens, 0.

(3)	Michael Cahr resigned from his position as a director on November 10, 2010.
(4)

Trevor D’Souza joined the Board of Directors on March 2, 2010 pursuant to the LaunchEquity Agreement. Mr. D’Souza was not eligible for an annual stock option grant at the time he joined the Board due to his status as a representative of the LaunchEquity entities. As a result, following the adoption of the 2011 Board Compensation Plan, Mr. D’Souza was granted an additional option to purchase 3,333 shares in recognition of his service during the 2010 fiscal year.

(5)	Andrew Stephens joined the Board of Directors on March 2, 2010 pursuant to the LaunchEquity Agreement. Mr. Stephens resigned from his position as director on November 10, 2010.

Vote Required; Recommendation.

Election of each director requires the affirmative vote of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee views executive compensation as a total package that includes base salary, annual performance-based non-equity incentive plan awards, and long-term equity compensation in the form of stock options and restricted stock awards. Our executives are also eligible to participate in our medical and dental insurance plans, retirement plans, life insurance plans, disability plans, and other generally available benefit arrangements. MakeMusic does not currently provide a defined benefit pension plan, 401K match, or retiree health care.

Compensation Risk Assessment

As discussed above under the subheading “The Board’s Role in Risk Oversight,” the Compensation Committee is responsible for considering risks relating to the design and implementation of compensation programs and arrangements, including our executive compensation programs. The Compensation Committee believes our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on MakeMusic.

Base Salaries

During 2010, the Chief Executive Officer and the interim Chief Executive Officer were each entitled to an annualized base salary of $222,480 (pro-rated according to the duration of their service). Our Chief Financial Officer earned an annual base salary of $190,550, which was increased in November 2010 by an annualized amount of $10,000, in recognition of the appointment of Ms. VanDerBosch to the position of Chief Operating Officer and upon a recommendation by the Compensation Committee.

In determining appropriate base salaries for executives in fiscal 2010, in addition to reviewing market data, the Compensation Committee considered:

•	the Chief Executive Officer’s recommendation as to compensation for all other executive officers;
•	the scope of responsibility, experience, time in position, and individual performance of each officer, including the Chief Executive Officer;
•	the effectiveness of each executive’s leadership performance and potential to enhance shareholder value; and
•	internal equity.

The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the factors above in determining executives’ base salaries.

Adjustments to base salaries are determined based on merit and market. This requires an evaluation of individual performance, competitive market levels and rates of increase, executive experience and internal equity, as well as our overall salary budget. Since annual performance-based incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.

Executive Incentive Compensation

In order to provide motivation to our Named Executive Officers (as defined below) and other key employees, we award performance-based compensation upon their achievement of goals that the Compensation Committee identifies on an annual basis. Awards are made pursuant to our Executive Incentive Compensation Plan, which was adopted by the Compensation Committee and the Board on March 2, 2009, and amended based on a recommendation by the Compensation Committee on May 5, 2009 and June 13, 2011 (as amended, the “Executive Plan”). Participants have the potential to earn cash and restricted stock. In addition, the Compensation Committee may grant options to participants or other employees if certain performance levels are achieved. All equity awards made pursuant to the Executive Plan are governed by our 2003 Equity Incentive Plan, or any amended version thereof.

The amount of cash and the number of options and shares of restricted stock awarded to our Named Executive Officers in each of 2010 and 2009 was based on our achievement of Management Bonus Objectives (“MBOs”). When selecting the MBOs, the Compensation Committee considers our business plan, the individual skills and potential of the participants, targeted total compensation amounts based on publicly available market data, and recommendations from the Chief Executive Officer. For 2010 and 2009, the MBOs under the Executive Plan were based on achievement of quantifiable financial performance in accordance with the annual business plan and included free cash flow, operating margins, asset turns, Notation revenue, SmartMusic revenue and SmartMusic subscriptions.

These MBOs, and the target incentive compensation thresholds, reflect the Compensation Committee’s belief that annual incentives should be closely aligned with financial performance. The Compensation Committee evaluates MakeMusic’s performance after each completed fiscal year to determine the amount of cash and the number of shares of restricted stock each participant has earned.

Material Terms of Non-Equity Incentive Plan Awards

Amounts listed for each of 2010 and 2009 in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation,” were approved by the Compensation Committee on February 16, 2011 and February 23, 2010, respectively, under the Executive Plan. These payments are intended to compensate the executive officers for services rendered in fiscal 2010 and 2009, respectively. The Named Executive Officers were not entitled to receive discretionary payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2010 and December 31, 2009.

In fiscal 2010, Ronald B. Raup and Jeffrey A. Koch were each eligible to earn a maximum of $177,984 cash incentive compensation (pro-rated according to the duration of their service) and Karen L. VanDerBosch was eligible to earn a maximum of $114,330 cash incentive compensation. The Compensation Committee considers annual performance-based cash awards to be a motivational method for encouraging and rewarding individual performance that contributes to our overall company performance. Target performance-based compensation amounts are positioned to be competitive with market data and for awards based on performance in fiscal year 2010 ranged as a percentage of salary from 60% to 80% for the Named Executive Officers with an increasing scale if financial performance was exceeded. These amounts reflect the program’s objective to reward individual performance that contributes to our overall performance.

On February 16, 2011 the Compensation Committee evaluated achievement of the MBOs in fiscal 2010 based on our audited financial statements. The Compensation Committee awarded $112,510 to Ronald B. Raup, $17,007 to Jeffrey A. Koch and $77,257 to Karen L. VanDerBosch. As shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, actual cash incentive awards paid to our Named Executive Officers pursuant to achievement of MBOs ranged from 40% to 54% of base salary in fiscal 2010. The Compensation Committee did not waive or modify for any Named Executive Officer any of the specified performance targets, goals or conditions to payout for performance-based compensation that were in place during fiscal 2010.

Long-Term Incentive Compensation

Our long-term incentive compensation in the form of stock option and restricted stock awards is designed to attract and retain key executives, build an integrated management team, reward innovation and performance, and share long-term successes. The intent is to align executive and shareholder interests, thereby increasing shareholder value.

Material Terms of Option Grants

Prior to adoption of the Executive Plan, our practice was to occasionally grant executives options to purchase shares of MakeMusic common stock as a form of compensation at the time of hire or following performance evaluations. The grants were based on a subject evaluation, in consideration of the executive’s prior performance, contributions to MakeMusic, level of responsibility, other compensation, ability to influence our long-term growth and profitability, and prior stock option grants. Under the Executive Plan, the Compensation Committee has authority to grant options to our Named Executive Officers and other employees when 80% of target performance is met or surpassed for all MBOs. The Compensation Committee may also grant options from time to time at its discretion, in accordance with the 2003 Equity Incentive Plan.

On February 1, 2010, we granted seven-year incentive stock options to Ronald B. Raup and Karen L. VanDerBosch in recognition of performance during the 2009 fiscal year. Because the options were granted in 2010, they are classified as 2010 compensation in the Summary Compensation Table. Mr. Raup and Ms. VanDerBosch each received an option to purchase 40,000 shares of common stock. The shares vest ratably over 48 months beginning February 28, 2010 and ceasing January 31, 2014. The options have an exercise price of $4.56. Mr. Raup forfeited the unvested portion of his award upon his separation from service.

On November 10, 2010, we granted a five-year incentive stock option to Jeffrey A. Koch upon hiring him to serve as interim Chief Executive Officer. The option, which was scheduled to vest over 12 months, allows Mr. Koch to purchase 50,000 shares at an exercise price of $5.35 per share. Mr. Koch’s employment agreement provided that vesting of the option accelerated upon termination of the position of interim Chief Executive Officer, which occurred on June 13, 2011.

On November 30, 2010, we granted a seven-year stock option to Karen L. VanDerBosch in recognition of her appointment as Chief Operating Officer. The option allows Ms. VanDerBosch to purchase 25,000 shares at an exercise price of $5.00 per share.

Option grants to executives are made under the 2003 Equity Incentive Plan and are subject to the terms of our form of incentive stock option agreement. The form of agreement provides that the exercise price of a grant is equal to the fair market value on the date of grant. Incentive stock options typically vest over a four-year period, with the unvested portion of the option typically forfeited if the executive leaves MakeMusic for any reason other than death, and with the option expiring no later than 90 days after termination of service. In the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, the form of agreement provides that all unvested shares of stock subject to the option grant shall immediately vest.

Material Terms of Restricted Stock Awards

The Executive Plan provides that participants will be eligible for a restricted stock award upon certain levels of achievement of MBOs. The maximum value of each participant’s restricted stock award is determined on an annual basis by the Compensation Committee when the MBOs are established, and the grant is made following the end of the applicable fiscal year based on actual performance. When granted, the earned restricted stock awards are subject to risks of forfeiture, which lapse as to 25% of the award on the delivery date and in 25% increments during the following three years. For awards granted in recognition of achievement in 2009 and 2010, the Executive Plan provides that if a participant terminates his or her employment without “good reason” or is terminated by MakeMusic for “cause,” he or she will forfeit any portion of the award that remains restricted.

Pursuant to the Executive Plan, we granted restricted stock awards in 2010 based on achievement in fiscal 2009 of MBOs for that year. Ronald B. Raup received 24,926 shares of restricted stock and Karen L. VanDerBosch received 16,012 shares of restricted stock. Under the Executive Plan, Mr. Raup had been eligible for 45,836 shares of restricted stock (with a value of $172,800 based on the average share price for the three months preceding the fiscal year in which the award was earned), and Ms. VanDerBosch had been eligible for 29,443 shares of restricted stock (with a value of $111,000 based on the average share price for the three months preceding the fiscal year in which the award was earned). As shown in the “Stock Awards” column of the Summary Compensation Table, the actual dollar value of stock awards received by our executive officers pursuant to achievement of MBOs ranged from 32% to 60% of total compensation in fiscal year 2010, which is consistent with the committee’s overall compensation objectives.

Under the Executive Plan and the 2010 MBOs, Ronald B. Raup was eligible for 41,800 shares of restricted stock (with a value of $177,984, based on the average share price for the three months preceding the fiscal year in which the award was earned), pro-rated according to the duration of his service, and Karen L. VanDerBosch was eligible for 28,851 shares of restricted stock (with a value of $114,330, based on the average share price for the three months preceding the fiscal year in which the award was earned). For the period from November 10, 2010 to December 31, 2010 Jeffrey A. Koch was eligible for 5,868 shares of restricted stock (with a value of $24,986, based on the average share price for the three months preceding the fiscal year in which the award was earned). Actual incentive compensation was dependent upon achievement during 2010 of the MBOs determined by the Compensation Committee. On February 16, 2011 the Compensation Committee evaluated achievement of the MBOs in fiscal 2010 based on our audited financial statements. The Compensation Committee awarded 6,292 shares of restricted stock to Ronald B. Raup, 951 shares of restricted stock to Jeffrey A. Koch and 4,320 shares of restricted stock to Karen L. VanDerBosch effective March 15, 2011. Because the awards were made in 2011, they are not reflected in the Summary Compensation Table.

Restricted stock awards are made under our 2003 Equity Incentive Plan and are subject to the terms thereof and our form of restricted stock award agreement.

Employment Agreements and Termination of Employment Agreements

MakeMusic entered into an employment agreement with Jeffrey A. Koch on November 10, 2010, upon hiring him to serve as interim Chief Executive Officer. MakeMusic terminated the position of interim Chief Executive Officer on June 13, 2011, upon appointment Ms. van Lith to serve as Chief Executive Officer. Pursuant to Mr. Koch’s employment agreement, he became entitled upon termination of his employment to severance pay in the aggregate amount of approximately $93,865 (the remainder of base salary that would have been paid had he served as interim Chief Executive Officer through November 9, 2011), along with the pro-rated value of any incentive compensation earned through June 13, 2011. In addition, Mr. Koch’s November 2010 stock option became fully exercisable, and remains exercisable to the extent permitted by the stock option agreement governing the award.

MakeMusic entered into an employment agreement with former Chief Executive Officer Ronald B. Raup on May 8, 2009. On November 10, 2010, the Board of Directors accepted the resignation of Mr. Raup from his position as Chief Executive Officer, which terminated Mr. Raup’s employment agreement. In connection with his resignation, MakeMusic entered into a separation agreement with Mr. Raup, pursuant to which he was entitled to separation payments in the aggregate amount of approximately $222,480 (his base salary in effect at the time of his resignation) and pro-rated cash and equity incentive awards. Mr. Raup’s stock options remained exercisable to the extent permitted by the stock option agreements governing the awards. Mr. Raup was also entitled to receive payment for accrued paid time off.

On May 8, 2009, MakeMusic entered into an employment agreement with Karen L. VanDerBosch. Ms. VanDerBosch’s employment agreement has an indefinite term and is effective until Ms. VanDerBosch’s employment is terminated pursuant to the agreement. The agreement may be terminated by mutual agreement of the parties, by MakeMusic with or without cause, or by Ms. VanDerBosch. If we terminate Ms. VanDerBosch without cause, or if she resigns for good reason upon or within 12 months of a change in control, she would be entitled to receive monthly cash payments equal to her then-current base salary for one year and a pro-rated portion of any incentive compensation earned through the date of termination.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual who served as our principal executive officer during the fiscal year ended December 31, 2010; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2010 and who received total compensation in excess of $100,000 during such fiscal year. We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)			Non-Equity Incentive Plan Compensation(1) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
Jeffrey A. Koch Former Interim Chief Executive Officer	2010 2009		$31,233 —	— —		— —		$122,083 —	(3)		$17,007 —	— —	$ $	31,875 60,956	(4) (5)	$ $	202,198 60,965
Ronald B. Raup Former Chief Executive Officer	2010 2009	$ $	210,786 216,000	— —	$ $	150,802 16,175		$113,978 45,039	(6)	$ $	112,510 120,960	— —	$ $	250,047 1,000	(7)	$ $	838,120 399,174
Karen L. VanDerBosch Chief Financial Officer, Chief Operating Officer, Treasurer	2010 2009	$ $	191,954 185,000	— —	$ $	96,873 10,008	$ $	186,142 32,170	(8)	$ $	77,257 77,700	— —		— —		$ $	552,226 304,878

(1)

The “Bonus” column is used by us to include only discretionary bonus payments apart from our non-equity incentive compensation plans. Payments under such incentive plans, including payments for achieving certain financial performance goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Payments under the 2008 Executive Compensation Plan were made in 2010 for services and performance during 2009, and payments under the Executive Incentive Compensation Plan have been made in 2011 for services and performance during 2010.

(2)

Represents the grant date fair value during the fiscal years ended December 31, 2010 and December 31, 2009, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, for outstanding performance-based share or unit grants (“Stock Awards” column) and option awards (“Option Awards” column) granted under the 2003 Equity Incentive Plan, as amended with shareholder approval in 2006 and 2008 (the “2003 Plan”). The assumptions used to determine the valuation of the 2010 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on 10-K for the fiscal year ended December 31, 2010. See the table entitled “Outstanding Equity Awards at 2010 Fiscal Year End” and the narrative discussion entitled “Material Terms of Option Grants” and “Material Terms of Restricted Stock Awards” for further information regarding option awards and stock awards. The assumptions used to determine the valuation of the 2009 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(3)	Mr. Koch was issued an option to purchase 50,000 shares upon his appointment as MakeMusic’s interim Chief Executive Officer.
(4)

Includes $25,875 in Director Fees paid while Mr. Koch was the Chairman of the Board of Directors from January 1, 2010 to November 1, 2010 and $6,000 in temporary housing and travel expenses paid from November 10, 2010 to December 31, 2010.

(5)	Fee for consulting services provided to MakeMusic by Mr. Koch.
(6)	Includes 40,000 options awarded during the 2010 fiscal year, 31,670 of which were forfeited upon Mr. Raup’s separation from MakeMusic.
(7)

Includes the following compensation paid in accordance with the Separation Agreement and Release between Mr. Raup and MakeMusic dated November 10, 2010: $222,480 in severance compensation ($9,270 of which was paid in 2010 and $213,210 of which has or will be paid in 2011) and $27,567 of accrued but unused vacation time.

(8)

Includes an option to purchase 25,000 shares, issued in recognition of Ms. VanDerBosch assuming the additional duties of Chief Operating Officer and an option to purchase 40,000 shares issued in 2010 for performance in the 2009 fiscal year.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares of Units of Stock that Have not Vested(9) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Jeffrey A. Koch	8,332	41,668	(1)	—	$5.35	11/10/2015
Ronald B. Raup	2,664	0	(2)	—	$4.90	2/1/2012
	85,000	0	(2)	—	$6.00	2/15/2011
	8,330	0	(2)	—	$4.56	1/31/2007
Karen L. VanDerBosch	30,000	0	(2)	—	$6.14	12/7/2013	2,224	(3)	$11,698.24	(9)
	14,794	5,024	(4)	—	$10.15	1/2/2015	12,009	(8)	$63,167.34	(9)
	7,488	7,512	(5)	—	$3.50	1/7/2016
	9,163	30,837	(6)	—	$4.56	1/31/2017
	1,040	23,960	(7)	—	$5.00	1/29/2017

(1)	Monthly vesting 4,166 options for 3 months and 4,167 for 9 months beginning February 10, 2011.
(2)	Options are fully vested.
(3)

On March 2, 2009, Ms. VanDerBosch was awarded 4,448 shares of restricted stock under the 2008 Executive Compensation Plan for exceeding the target level of operating margins for the 2008 fiscal year. The risks of forfeiture lapse as to 25% of the award each year beginning on March 2, 2009, and ending on March 2, 2012, provided that Ms. VanDerBosch does not voluntarily terminate her employment without good reason and is not terminated for cause.

(4)	Monthly vesting 416 options for 47 months and 448 for 1 month beginning January 31, 2008.
(5)	Monthly vesting 312 options for 47 months and 336 for 1 month beginning October 31, 2014.
(6)	Monthly vesting 833 options for 47 months and 849 for 1 month beginning February 28, 2010.
(7)	Monthly vesting 520 options for 47 months and 560 for 1 month beginning November 30, 2010.
(8)

On March 15, 2010, Ms. VanDerBosch was awarded 16,012 shares of restricted stock under the Executive Plan for exceeding the target level of operating margins for the 2009 fiscal year. The risks of forfeiture lapse as to 25% of the award each year beginning on March 15, 2011, and ending on March 15, 2014, provided that Ms. VanDerBosch does not voluntarily terminate her employment without good reason and is not terminated for cause.

(9)	The amounts reflect the value based on the closing price of our common stock on December 31, 2010 of $5.26.

2011 Executive Compensation Developments

Effective January 1, 2011, Mr. Koch’s annualized base salary increased to $229,154 pursuant to his employment agreement, and the Compensation Committee approved a 2011 base salary of $206,567 for Ms. VanDerBosch.

On June 13, 2011, MakeMusic entered into an employment agreement with Karen T. van Lith upon hiring her to serve as chief executive officer and director. Ms. van Lith’s employment agreement provides for an annualized base salary of $288,000 for 2011. In addition, pursuant to the agreement, MakeMusic granted Ms. van Lith 50,000 shares of restricted stock, with risks of forfeiture that lapse ratably at the end of each of the 2011 through 2014 fiscal years if Ms. van Lith is then employed by MakeMusic, and a 7-year stock option to purchase 125,000 shares of MakeMusic’s common stock at an exercise price of $4.92 per share, which vests ratably over 48 months.

Ms. van Lith’s employment agreement also provides that she is eligible for non-equity incentive compensation as determined by the Board of Directors or a committee. For 2011, Ms. van Lith will be eligible to receive, on a pro-rated basis for the portion of the year during which she serves as Chief Executive Officer, a cash incentive award equal to $134,400 and a restricted stock incentive award equal to $134,400. Ms. van Lith’s actual incentive compensation will be dependent upon achievement during 2011 of MakeMusic financial objectives that were set by the compensation committee for the fiscal year, provided that Ms. van Lith will be entitled to receive an additional $42,000 if the cash incentive she would receive pursuant to the terms of the executive incentive compensation plan is $92,400 or less, and will be entitled to receive $134,400 if her earned cash incentive is more than $92,400.

Ms. van Lith’s employment agreement has an indefinite term and is effective until her employment is terminated pursuant to the agreement. The agreement may be terminated by mutual agreement of the parties, by MakeMusic with or without cause, or by Ms. van Lith. If Ms. van Lith’s employment is terminated without cause at any time or if she resigns for good reason, Ms. van Lith will be entitled to severance pay equal to 12 months of her base salary in place at the time of such termination and the pro-rated value of any incentive compensation earned through the date of termination. The agreement contains one-year non-competition and non-solicitation provisions and standard terms relating to assignment of inventions, confidentiality, and indemnification.

Upon appointing Ms. van Lith to the position of Chief Executive Officer, MakeMusic terminated the position of interim Chief Executive Officer, which was held by Jeffrey A. Koch. Mr. Koch will continue to serve on MakeMusic’s Board of Directors. As disclosed herein, Mr. Koch became entitled to severance and pro-rated incentive compensation pursuant to his employment agreement.

Effective June 13, 2011, the Compensation Committee recommended, and the Board approved, an amendment to the Executive Plan and a revision to the form of restricted stock award agreement. The amendment and revision clarify that: (i) a participant who terminates employment with MakeMusic prior to the last day of the fiscal year due to death or disability, or whose employment has been terminated by MakeMusic prior to the last day of the fiscal year without cause, shall be entitled to pro-rated annual incentive compensation under the Executive Plan; and (ii) a participant will forfeit the restricted portion of any earned restricted stock award if his or her employment ceases for any reason.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of MakeMusic. Officers, directors, and greater than 10%

shareholders (“Insiders”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to MakeMusic, during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to Insiders were complied with the exception of the following: Jeffrey A. Koch filed a late Form 4 on January 11, 2011 for options granted November 10, 2011 and Karen L. VanDerBosch filed a late Form 4 on January 13, 2011 for options granted November 30, 2010.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

There were no related party transactions in 2010 or 2009.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three independent directors, including a “financial expert,” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Listing Rule that governs audit committee composition, Rule 5605(c)(2), including the requirement that audit committee members satisfy the criteria set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and all be “independent directors” as that term is defined by Rule 5605(a)(2).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of MakeMusic. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Keith A. Fenhaus (Chair)

Graham Richmond

Trevor D’Souza

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #2)

General Information

The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for MakeMusic for the year ending December 31, 2011. McGladrey & Pullen, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2010, assistance with our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.

The Board is submitting the appointment of McGladrey & Pullen LLP to our shareholders for ratification as a matter of good corporate governance. Even if the selection of McGladrey & Pullen LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of MakeMusic and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm, Audit Fees

The following table sets forth the approximate fees billed by McGladrey & Pullen, LLP or its affiliated entity, RSM McGladrey, Inc. for fiscal years 2009 and 2010:

	McGladrey & Pullen, LLP
	2009	2010
Audit Fees	$202,000	160,000
Tax Fees	78,000	49,000

Total	$280,000	$209,000

Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q and attendance at Audit Committee meetings and review of documents filed with the SEC.

Tax fees include fees for services provided in connection with preparation of federal and state tax returns and tax consulting projects.

Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining independence.

Pre-Approval of Audit Fees

The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for MakeMusic by its independent auditors or any other auditing or accounting firm. Unless a particular service falls within specific parameters pre-approved by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services that have been pre-approved by type but exceed pre-approved cost levels will also require specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee has pre-approved certain non-audit services, including certain tax services. All of the non-audit services rendered by McGladrey & Pullen, LLP during 2010 and 2009 were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS MAKEMUSIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

DELIVERY OF DOCUMENTS AND OTHER BUSINESS

MakeMusic does not mail a quarterly shareholder report to shareholders. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.aspx, or by e-mail immediately after results are issued, if you send your e-mail address to investorrelations@makemusic.com. Forms 10-K and 10-Q are available on the SEC website at www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.aspx under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail can submit a request, along with their name and address, to MakeMusic at the address below.

MakeMusic, Inc.

Attn: Investor Relations

7615 Golden Triangle Drive, Suite M

Eden Prairie, MN 55344-3848

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the proxy card authorizes the people named as proxies to vote on the matter in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of MakeMusic and intended to be presented at the 2012 Annual Meeting of Shareholders must be received by us no later than March 21, 2012 to be considered for inclusion in our proxy statement and related proxy materials for the 2012 Annual Meeting.

Also, MakeMusic’s bylaws provide that a shareholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement. To bring business before the 2012 Annual Meeting, a shareholder notice must be delivered to the address below no sooner than May 26, 2012, and no later than June 26, 2012, containing the information required by our bylaws.

MakeMusic, Inc.

Attn: Investor Relations

7615 Golden Triangle Drive, Suite M

Eden Prairie, MN 55344-3848

FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. MAKEMUSIC WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC COMMON STOCK ON JUNE 27, 2011, THE RECORD DATE FOR THE 2011 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MS. KAREN L. VANDERBOSCH, CHIEF OPERATING OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    Robert B. Morrison

Robert B. Morrison

Chairman of the Board

Minneapolis, Minnesota

July 18, 2011

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/mmus Use the Internet to vote your proxy until 6:00 p.m. (CT) on August 23, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (CT) on August 23, 2011.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Robert B. Morrison 02 Karen T. van Lith 03 Trevor D’Souza 04 Keith A. Fenhaus	05 Jeffrey A. Koch 06 Graham Richmond 07 Michael Skinner	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)			☐	For ☐ Against ☐ Abstain
2. Ratify the appointment of McGladrey & Pullen, LLP as independent registered accounting firm for year ending December 31, 2011.
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2011

Signature(s) in Box
Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MAKEMUSIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 24, 2011

3:30 p.m.

Fredrikson & Byron

Suite 4000

200 South Sixth Street

Minneapolis, MN 55402

MakeMusic, Inc. 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 24, 2011.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Karen T. van Lith and Karen L. VanDerBosch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments..

See reverse for voting instructions.